UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2010

CHINA VOIP & DIGITAL TELECOM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan,China, 250101
(Address of principal executive offices)

86-531-55585742 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2007, China VoIP & Digital Telecom Inc. (the “Company”) entered into a Securities Purchase Agreement, as amended, with Castlerigg Master Investments, Ltd. (the “Investor”) (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) the Senior Secured Convertible Note, dated as of December 21, 2007 (the “2007 Note”), which was convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms thereof, (ii) a Series A Warrant, dated as of December 21, 2007  (the “2007 Series A Warrant”), (iii) a Series B Warrant, dated as of December 21, 2007 (the “2007 Series B Warrant”) and (iv) a Series C Warrant, dated as of December 21, 2007 (the “2007 Series C Warrant”, and together with the 2007 Series A Warrant and 2007 Series B Warrant, the “2007 Warrants”).

On December 8, 2008, the Company and the Investor entered into that certain Amendment and Exchange Agreement, pursuant to which, among other things, the Investor exchanged the 2007 Note and the 2007 Warrants for (i) the Amended and Restated Senior Secured Convertible Note dated as of December 8, 2008 (the “2008 Note”), which is convertible into Common Stock, (ii) a Series A Warrant, dated as of December 8, 2008 (the “2008 Series A Warrant”), exercisable into 23,062,731 shares of Common Stock, (iii) a Series B Warrant, dated as of December 8, 2008 (the “2008 Series B Warrant”), exercisable into 16,143,922 shares of Common Stock, (iv) a Series C Warrant, dated as of December 8, 2008 (the “2008 Series C Warrant”) exercisable into 16,489,852 shares of Common Stock and (v) a Series D Warrant, dated as of December 8, 2008 (the “2008 Series D Warrant”, and together with the 2008 Series A Warrant, 2008 Series B Warrant and 2008 Series C Warrant, the “2008 Warrants”), exercisable into 7,500,000 shares of Common Stock.

On January 5, 2010, the Company entered into a Securities Redemption and Pay-off Agreement (the “Settlement Agreement”) with the Investor. Pursuant to the Settlement Agreement, the Investor was willing to effectuate the redemption of the 2008 Note and the 2008 Warrants and give certain waivers and releases in consideration for the payment to the Investor of a cash amount equal to $3,000,000.

On April 14, 2010, the Company entered into an Amended and Restated Securities Redemption and Pay-off Agreement (the “Amended and Restated Settlement Agreement”) to amend and restate the Settlement Agreement to, among other things, extend the termination date specified therein in consideration for a payment by the Company to the Investor of $50,000 on the date of the Amended and Restated Settlement Agreement. A copy of the Amended and Restated Settlement Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Pursuant to the Amended and Restated Settlement Agreement, the Investor has agreed to accept $2,950,000 from the Company in exchange for the redemption of the 2008 Note and the 2008 Warrants, but only upon the terms and conditions expressly set forth in the Amended and Restated Settlement Agreement, including the Company’s completion of certain conditions precedent set forth in Section 3 of the Amended and Restated Settlement Agreement (the “Conditions”).  Upon the satisfaction of the Conditions and the closing of the Amended and Restated Settlement Agreement, (i) the Company shall pay to the Investor $2,950,000, (ii) the Investor and the Company will release each other from all claims related to the Securities Purchase Agreement, as amended, the 2008 Note and the 2008 Warrants as of the date of the Amended and Restated Settlement Agreement, (iii) the Investor will transfer and convey to the Company the 2008 Note and 2008 Warrants and (iv) the Company shall redeem from the Investor the 2008 Note and the 2008 Warrants.

In addition, pursuant to the Amended and Restated Settlement Agreement, since January 5, 2010, the Company shall have duly delivered to the Investor an aggregate of 1,100,000 shares of Common Stock pursuant to the Conversion Notice attached thereto as Exhibit B. The issuance of these shares is one of the Conditions required to be completed prior to closing.

In the event that the closing of the Amended and Restated Settlement Agreement does not occur on or before July 3, 2010, the Investor has the option to terminate the Amended and Restated Settlement Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.
Item 9.01	Exhibits.

Exhibit      Description
10.1           Amended and Restated Securities Redemption and Pay-Off Agreement, dated April 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOIP & DIGITAL TELECOM, INC.

Date: April 19, 2010	By:	/s/ Li Kunwu
Li Kunwu President and Chief Executive Officer

Exhibit Index

Exhibit                                Description

10.1                      Amended and Restated Securities Redemption and Pay-off Agreement, dated  April 14, 2010.